UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2011

REAL ESTATE ASSOCIATES LIMITED IV

 (Exact name of Registrant as specified in its charter)

California	0-12439	95-3718731
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Real Estate Associates Limited IV, a California limited partnership (the “Registrant“), owns a 95% limited partnership interest in Green-Ko Enterprises, a Wisconsin limited partnership (“Green-Ko”).  Green-Ko owns a 20-unit apartment complex located in Albany, WI.  On May 19, 2011, the Registrant entered into an Assignment Agreement with Linda Kittleson (the “Assignee”) and Duane Kittleson, the general partner of Green-Ko, relating to the assignment of the limited partnership interest held by the Registrant in Green-Ko for a total price of approximately $30,000. The Registrant’s investment balance in Green-Ko was zero at March 31, 2011.

The foregoing description is qualified in its entirety by reference to the Assignment Agreement, a copy of which is filed as Exhibit 10.2 to this report.

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to the terms of the Assignment Agreement, on May 19, 2011, the Registrant assigned its limited partnership interest in Green-Ko to the Assignee effective as of May 19, 2011 and received net proceeds of approximately $30,000.  The Registrant is currently evaluating its cash requirements to determine what portion, if any, of the proceeds received from this transaction will be available to distribute to its partners.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.2  Assignment Agreement by and between Real Estate Associates Limited IV, a California limited partnership, Linda Kittleson and Duane Kittleson, dated May 19, 2011.

The agreements included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED IV

By: National Partnership Investments Corp.
Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 25, 2011